SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report:      JUNE 4, 1997
                     ------------


                      ATLANTIC GULF COMMUNITIES CORPORATION
                      -------------------------------------
               (Exact Name of Registrant as Specified in Charter)



DELAWARE                                    1-8967                    59-0720444
--------                                    ------                    ----------
(State or Other Jurisdiction              (Commission              (IRS Employer
of Incorporation)                         File Number)       Identification No.)



2601 SOUTH BAYSHORE DRIVE, MIAMI, FLORIDA                            33133-5461
-----------------------------------------                            ----------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's Telephone Number, Including Area Code:   305-859-4000
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ITEM 5.  OTHER EVENTS.
         ------------

         As reported in a current report on Form 8-K filed with the Commission on February 18, 1997, Atlantic Gulf Communities Corporation (the "Company") entered into an Investment Agreement dated as of February 7, 1997, and the Company and certain of its subsidiaries entered into a Secured Note Agreement dated as of February 7, 1997 with AP-AGC, LLC ("Apollo"). Apollo, a Delaware limited liability company, is an affiliate of Apollo Real Estate Investment Fund, L.P., a private real estate investment fund, the general partner of which is Apollo Real Estate Advisors, L.P., a New York-based investment fund.

         The Company and Apollo have entered into an Amended and Restated Investment Agreement dated as of February 7, 1997, amended as of March 20, 1997, and amended and restated as of May 15, 1997 (the "Investment Agreement"). In connection with entering into the Investment Agreement, the Company, certain of its subsidiaries (the "Subsidiaries") and Apollo expect to enter into a Secured Note Agreement dated as of February 7, 1997, and amended and restated as of May 15, 1997 (the "Note Agreement"). Collectively, the Investment Agreement and the Note Agreement are referred to herein as the Agreements.

         BECAUSE THE DISCUSSION BELOW IS ONLY A SUMMARY OF SELECTED MATERIAL AND OTHER TERMS AND CONDITIONS OF THE INVESTMENT AGREEMENT, WHICH IS INCLUDED HEREWITH AS EXHIBITS (AS LISTED UNDER ITEM 7 BELOW), SUCH DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY THIS REFERENCE TO THE EXHIBITS HERETO AND BY SUCH REFERENCE, SUCH EXHIBITS ARE INCORPORATED HEREIN. (CAPITALIZED TERMS WHICH ARE USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE AGREEMENTS.) FURTHERMORE, THERE IS NO ASSURANCE THAT THE TRANSACTIONS SUMMARIZED BELOW WILL BE CONSUMMATED OR CONSUMMATED AS DESCRIBED BELOW.

         Subject to the prior satisfaction of certain conditions, including the approval of the Stockholders, Apollo will purchase from the Company, and the Company will issue and sell to Apollo, up to 2,500,000 shares of Series A Preferred Stock (20% cumulative redeemable convertible preferred stock, Series A of the Company) and the Investor Warrants (to purchase up to 5,000,000 shares of Common Stock). Initially, Apollo will purchase at a closing expected to occur promptly after Stockholders Approval (the "Closing") (a) a number of shares of Series A Preferred Stock to be agreed upon between the Company and Apollo which number will be not fewer than 500,000 (the "Initial Preferred Shares") and (b) two Investor Warrants for each share of Series A Preferred Stock purchased (the "Proportionate Number of Investor Warrants). The number of Investor Warrants purchased at the Closing (the "Initial Warrants"), therefore, will be not fewer than 1,000,000. The purchase price of the Initial Preferred Shares and the Investor Warrants (the "Initial Purchase Price") will be an amount equal to (a) the number of Initial Preferred Shares multiplied by $9.88, plus (b) the number of Initial Warrants multiplied by $0.06 (the "Per Warrant Price").

         From time to time after the Closing and until Apollo has acquired all of the 2,500,000 shares of Series A Preferred Stock and paid the aggregate purchase price of $25,000,000, the

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Company  will  issue and sell to  Apollo,  and  Apollo  will  purchase  from the
Company, additional Series A Preferred Stock and on each such occasion, a Proportionate Number of Investor Warrants (each such transaction, a "Subsequent Issuance") on the terms and conditions set forth in the Investment Agreement, to enable the Company to invest in real estate development projects approved by the Board and Apollo. Promptly after delivery to Apollo of a certified Board resolution to invest in a real estate development project, the Company and Apollo will set a date for the Subsequent Issuance and the number of shares of Series A Preferred Stock to be issued and sold (the "Subsequent Issuance Preferred Shares") and the Proportionate Number of Warrants to be issued and sold (the "Subsequent Issuance Warrants").

         At each Subsequent Issuance, Apollo will purchase from the Company, and the Company will issue and sell to Apollo, the agreed number of Subsequent Issuance Preferred Shares and Subsequent Issuance Warrants for a purchase price equal to the number of Subsequent Issuance Preferred Shares multiplied by $9.88 plus the number of Subsequent Issuance Warrants multiplied by the Per Warrant Price of $0.06 (the "Subsequent Issuance Purchase Price"), payable as described below.

         Apollo's obligations at each Subsequent Issuance are subject to the conditions (unless waived by Apollo) that no Event of Default (as defined in the Note Agreement) shall have occurred and, except for an Event of Default which is or results from a Bankruptcy Event, shall then exist.

         If the Company has not presented Apollo with real estate development projects pursuant to which Apollo has invested the aggregate purchase price of $25,000,000, on the terms and conditions set forth in the Investment Agreement,
(a) Apollo will be entitled at any time to require that a Subsequent Issuance be effected at which Apollo will acquire all of the Series A Preferred Stock not acquired by it prior thereto and (b) from and after June 30, 1998, the Company will be entitled at any time to require that a Subsequent Issuance be effected at which Apollo will acquire all of the Series A Preferred Stock not acquired by it prior thereto. The Company's right to require Apollo on and after June 30, 1998 to purchase all of the Series A Preferred Stock not acquired by it prior thereto is subject to the condition that no Event of Default (as defined in the Note Agreement) shall have occurred and, except for an Event of Default which is or results from a Bankruptcy Event, shall then exist.

         The Series A Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Holders of the Series A Preferred Stock will be entitled to cash dividends on a quarterly basis at an annual rate equal to 20% of the Liquidation Preference, which is $10 per share plus any accrued and unpaid dividends. If the Board does not declare and pay cash dividends on a quarterly basis, such dividends will be accrued. If an event of default occurs, dividends will accumulate at an annual rate of 23%. The Series A Preferred Stock will be redeemable by the Company, in whole or in part, after three years from the issuance date at a redemption price in cash equal to the Liquidation Preference. Holders of the Series A Preferred Stock will have certain "put rights," which will entitle them to require the Company to repurchase the Series A Preferred Stock as follows: up to one-third of the shares after the end of the fourth year following the issuance date and before the end of the fifth year, up to two-thirds in the aggregate after the end of the fifth year and before the end of the sixth year following the issuance date, and up to the entire amount after the sixth year following the issuance date at a repurchase price in cash equal to the Liquidation Preference. Certain events of default, including certain change of control events in respect of the Company, would accelerate the exercisability of the put rights. The put rights will be secured by (a) a junior lien on substantially all of the Company's assets, except for the capital stock of the SP Subsidiary (defined below) and the assets of the SP Subsidiary and (b) a senior lien on the outstanding capital stock of the SP Subsidiary and on its assets.

         Holders of Series A Preferred Stock will have certain voting rights and consent rights. Holders of the Series A Preferred Stock will be entitled to elect three directors to the Board out of a seven-member Board, but will have no other rights to vote on matters submitted to a vote of the Stockholders except as may be required by applicable law. The Series A Preferred Stock will be convertible into Common Stock at a Conversion Price of $5.75 per share, subject to certain anti-dilution adjustments. Holders of the Series A Preferred Stock will have certain demand and piggy-back registration rights with respect to the Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock. As long as Apollo holds at least 500,000 shares of Series A Preferred Stock, Apollo will have certain consent rights in respect of the Company engaging in Major Transactions (described below).

         Without Apollo's prior consent, so long as Apollo holds any Series A Preferred Stock (or the Note, if issued, remains outstanding and unpaid), the proceeds from the issuance and sale of the Series A Preferred Stock and the Investor Warrants (and the Note, if issued) and all funds generated thereby or assets acquired therewith will be held from and after the Closing by a newly formed special purpose corporation which will be a direct wholly owned subsidiary of the Company ("SP Subsidiary"). The only business transactions in which SP Subsidiary will engage are the development and sale of Board-approved real estate development projects and certain activities incidental thereto. SP Subsidiary will be under certain restrictions, including with respect to the incurrence of debt and liens and the payment of dividends and payments for certain other purposes. Apollo will have a first priority security interest in all outstanding capital stock and assets of SP Subsidiary.

         The Investment Agreement contemplates the issuance by the Company of 5,000,000 Investor Warrants and up to 4,000,000 Series B Warrants (collectively, the "Warrants"). At the Closing, and at the Subsequent Issuances, the Company will issue to Apollo the Investor Warrants to purchase up to an aggregate of 5,000,000 shares of Common Stock as follows: 1,666,667 Class A Warrants, 1,666,667 Class B Warrants and 1,666,666 Class C Warrants. As the Investor Warrants are issued, they will be allocated as evenly as possible among Class A Warrants, Class B Warrants and Class C Warrants. In the rights offering (described below), the Company will issue pro rata to purchasers of Series B Preferred Stock up to 2,000,000 Series B Warrants in three classes: 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C

Warrants. In the private placement described below, the Company expects to issue pro rata to purchasers of Common Stock and Series B Preferred Stock up to 2,000,000 Series B Warrants in the three classes: 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants. The Warrants will have an exercise price of $5.75, subject to certain antidilution and other adjustments. The Class A, Class B and Class C Warrants are identical except that they have different minimum exercise prices. Unexercised Warrants will expire on the seventh anniversary of their issuance date. Apollo and its transferees will have certain demand and piggy-back registration rights with respect to the Common Stock issuable upon the exercise of the Warrants.

         The Company intends to conduct a rights offering, expected to commence promptly after Closing, whereby it will distribute to the holders of Common Stock transferrable rights to purchase, on a pro rata basis, an aggregate of 1,000,000 shares of Series B Preferred Stock (20% cumulative redeemable convertible preferred stock, Series B of the Company, with a liquidation preference of $10 per share) and Series B Warrants to purchase an aggregate of 2,000,000 shares of Common Stock, for an aggregate purchase price of $10,000,000, all subject to compliance with applicable securities registration and other laws and regulations (the "Rights Offering"). The Series B Preferred Stock would be PARI PASSU with the Series A Preferred Stock as to dividends and other rights of payment; except, however, (a) the put rights of the holders of the Series B Preferred Stock would not be secured by any lien on the assets of the Company or any Subsidiaries, (b) optional redemptions of Series B Preferred Stock by the Company can be effected (subject to certain consent rights of Apollo) without proration in accordance to the number of shares held by each holder, and (c) the holders of the Series B Preferred Stock (i) would not be entitled to vote Series B Preferred Stock with respect to election of Company directors, and (ii) would not have any "consent" rights in respect of Major Transactions.

         At the annual Stockholders meeting scheduled to be held on June 23, 1997, the Stockholders will vote upon the election to the Board of the three
Board members whose terms expire in 1997. However, in accordance with the Investment Agreement, as of and after the Closing, the Board will be reduced to seven directors. Seven current directors, including three Class 2 directors nominated to be reelected at the Meeting, will resign effective as of the Closing. As of the Closing, the seven directors of the Company will be: the three designees of Apollo; Mr. J. Larry Rutherford, the Company's current president and chief executive officer; and three independent directors selected by the incumbent Board with Apollo's approval. Apollo's three designees will be Messrs. W. Edward Scheetz (the original designee of Apollo appointed on February 10, 1997), Lee Neibart and Ricardo Koenigsberger. The Board, with Apollo's approval, has selected three independent directors as follows: Mr. Gerald N. Agranoff, who is a current director, and two new directors: James M. DeFrancia and Charles K. MacDonald.

         As long as Apollo holds at least 500,000 shares of Series A Preferred Stock, without Apollo's consent, the Company will not have the right to engage in or enter into any agreement with respect to certain significant actions and transactions ("Major Transactions"), including (subject to certain exceptions): recapitalizations, redemptions or reclassifications of the Company's capital stock; distributions or dividends on the Company's capital stock; liquidation, winding-up or dissolution of the Company or any Subsidiary; amendments of the Company's certificate of incorporation or by-laws; mergers or consolidations; sales of a significant amount of assets not contemplated by an Approved Business Plan; special dividends or distributions; entering into or amending material contracts; significant new financings or refinancings, issuances of securities; unplanned major investments or capital expenditures; transactions which would result in a change of control of the Company; or the commencement, undertaking or acquisition of real estate development projects by SP Subsidiary and related financing or joint venture arrangements.

         Under the Investment Agreement, Apollo, subject to certain conditions and limitations, will have the opportunity to participate in new joint venture community development projects that the Company proposes to enter into, until Apollo has invested at least $60,000,000 in such projects. Except with respect to certain preexisting projects, Apollo will have a right of first offer to participate in such projects so long as it holds at least 500,000 shares of Series A Preferred Stock.

         The Company and certain prospective purchasers are in the process of negotiating a securities purchase agreement providing for the Company's issuance and sale, in a private placement, of Common Stock, Series B Preferred Stock and Warrants. It is contemplated that the Company will issue and sell to the prospective purchasers, for an aggregate purchase price of up to $20,000,000, on a pro rata basis, up to: (a) that number of shares of Common Stock equal to $10,000,000 divided by the average closing price per share of Common Stock for a period to be agreed upon; (b) 1,000,000 shares of Series B Preferred Stock; and
(c) Series B Warrants to purchase 2,000,000 shares of Common Stock (the "Private Placement"). No agreement has been executed with respect to the foregoing potential transactions and there can be no assurance that such agreement will be executed, or if executed, on the terms and conditions discussed above. Further, if such agreement were executed, there can be no assurance that such agreement would be closed and the transactions effected, in whole or in part. The Stockholders Approval of the Transactions and Charter Amendments is required for the Company to consummate the potential Private Placement. The Company's issuance and sale in the Private Placement of Common Stock, Series B Preferred Stock and Warrants to purchase Common Stock for an aggregate purchase price of at least $15,000,000 is a condition to Foothill Capital Corporation ("Foothill"), the Company's senior secured lender, granting its consent to the transactions.

         The Investment Agreement contains certain exclusivity provisions that preclude the Company from soliciting or initiating an alternative transaction prior to the Closing. In addition, the Company has agreed that the Board will not withdraw or modify its approval or recommendation of the Investment Agreement or the transactions contemplated thereby, or approve or recommend or enter into any agreement with respect to an alternative proposal. If, however, the Board receives an unsolicited alternative proposal that, in the exercise of its fiduciary obligations, it determines to be a superior proposal, the Board may withdraw or modify its approval or recommendation of the Investment Agreement and the transactions contemplated thereby, approve or recommend such superior proposal and terminate the Investment Agreement, subject to the Company's obligation to pay certain fees to Apollo.

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



         In January 1997, the Company paid to Apollo a $1,000,000 commitment fee, which will be refunded to the Company at the Closing. If, however, the Investment Agreement is terminated or the Closing does not occur on or before June 24, 1997, for any reason other than a breach of the Investment Agreement by Apollo, the commitment fee will be forfeited and the Company will pay certain out-of-pocket expenses of Apollo and its affiliates (the "transaction expenses"). If the Closing does not occur on or before June 24, 1997, as a result of a breach of the Investment Agreement or the Note Agreement by the Company, Stockholders Approval not having been obtained, or failure by June 24, 1997 to obtain the consent required from Foothill in respect of the transactions contemplated by the Investment Agreement, the Company is required to pay to Apollo a $1,000,000 break-up fee plus Apollo's transaction expenses, in addition to forfeiting the commitment fee. If the conditions for the payment of the break-up fee are fulfilled and either the Company willfully breaches the Investment Agreement or the Company enters into or consummates an Alternative Transaction (as defined) by certain dates, the Company is required to pay to Apollo a $1,000,000 alternative transaction fee, in addition to the payment of the breakup fee and Apollo's transaction expenses and forfeiting the commitment fee. If the Board withdraws its approval of the Investment Agreement, approves or recommends a superior proposal, enters into an agreement with respect to a superior proposal or terminates the Investment Agreement, the Company is required to pay to Apollo a $2,000,000 termination fee and Apollo's transaction expenses in addition to forfeiting the commitment fee. In that case, the Company will not be required to pay the break-up fee and the alternative transaction fee. The maximum amount of fees that Apollo will be entitled to receive as a result of the termination of the Investment Agreement will be $3,000,000 (inclusive of the $1 million commitment fee) plus Apollo's transaction expenses. The Company has agreed to reimburse Apollo for all of its transaction expenses whether or not the Closing under the Investment Agreement occurs.

         The Closing is subject to a number of conditions, including the vote by the holders of a majority of the outstanding Common Stock in favor of the Transactions and the Charter Amendments which will upon effectiveness, among other things, (a) authorize the Company's issuance of the Series A Preferred Stock, (b) authorize the Company's issuance of the Series B Preferred Stock, and
(c) increase the amount of authorized Common Stock sufficient to permit the conversion of Series A Preferred stock and Series B Preferred Stock, the exercise of the Warrants and the issuance of new Common Stock in the Private Placement. In addition, the Charter Amendments will modify the dividend rights of the holders of Common Stock in certain respects including the elimination of mandatory dividends on the Common Stock equal to 25% of Available Cash (as defined). Additional conditions precedent to the Closing include (a) Foothill's consent to the Agreements and the transactions contemplated thereby, all on terms and conditions reasonably satisfactory to the Company and Apollo, and (b) the absence of any material adverse effect occurring in respect of the Company's business, operations, property, condition (financial or otherwise) or prospects.

         The Investment Agreement (other than certain provisions thereof, if and so long as the Note remains outstanding) can be terminated at any time prior to the Closing (a) by mutual consent of the Company and Apollo; (b) by the Company or Apollo if the Closing shall not have occurred on or before June 24, 1997; provided, however, that such right to terminate shall not be available to any party whose breach of the Investment Agreement has been the cause of the failure of the Closing to occur on or before such date; (c) by the Company or Apollo if any judgment, injunction, order, or decree enjoining Apollo or the Company from consummating the Transactions is entered and such judgment, injunction, order, or decree shall become final and nonappealable; provided, however, that the party seeking to terminate the Investment Agreement shall have used all reasonable efforts to remove such judgment, injunction, order, or decree; (d) by Apollo or the Company if the other party is in material breach of the Investment Agreement and such breach is not cured within 30 days notice thereof; or (e) by the Company in connection with its approval of a Superior Proposal provided that prior to or concurrently with such termination Apollo shall have received the termination fee discussed below.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.
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         (C)      EXHIBITS.
                  --------

DESCRIPTION


         EX-1 Execution Copy - Amended and Restated Investment Agreement between Atlantic Gulf Communities Corporation and AP-AGC, LLC, dated as of February 7, 1997, amended as of March 20, 1997 and amended and restated as of May 15, 1997.

         EX-2     Exhibit  A to  Investment  Agreement  - Form  of  Amended  and
                  Restated   Certificate  of   Incorporation  of  Atlantic  Gulf
                  Communities Corporation.

         EX-3 Annex A to Amended and Restated Certificate of Incorporation of Atlantic Gulf Communities Corporation, Statement of
                  Preferences and Rights of 20% Cumulative Redeemable Convertible Preferred Stock, Series A.

         EX-4 Annex B to Amended and Restated Certificate of Incorporation of Atlantic Gulf Communities Corporation, Statement of
                  Preferences and Rights of 20% Cumulative Redeemable Convertible Preferred Stock, Series B.

         EX-5 Exhibit C - Warrant for the Purchase of Common Stock of Atlantic Gulf Communities Corporation.

SIGNATURES
----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        ATLANTIC GULF COMMUNITIES CORPORATION,
                                        a Delaware corporation




Date: June 5, 1997                      By: /s/ JOHN H. FISCHER
                                           ------------------------------------
                                                John H. Fischer, Vice President
                                                 and Treasurer


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